UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2008

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1341 West Mockingbird Lane
Dallas, Texas		75247
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (972) 647-6700
                     Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to First Amended and Restated Credit Agreement

On January 28, 2008, Texas Industries, Inc. (the “Company”) entered into the First Amendment to First Amended and Restated Credit Agreement with Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and lenders, and other lenders (the “First Amendment”). The First Amendment amends the definition of “Senior Notes” in the First Amended and Restated Credit Agreement dated as of August 15, 2007, to remove the $400,000,000 limitation on the aggregate principal amount of Senior Notes that the Company could issue.

A copy of the First Amendment to Amended and Restated Credit Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2008, the Company amended its financial obligations as set forth in Item 1.01, above.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1
First Amendment to First Amended and Restated Credit Agreement, dated January 28, 2008, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and as lenders, and other lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

	By:	/s/ Frederick G. Anderson
Frederick G. Anderson
Vice President and General Counsel
Date: February 1, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1
First Amended and Restated Credit Agreement, dated August 15, 2007, among the Company, Bank of America, N.A., as Administrative Agent and lender, L/C Issuer and Swing Line Lender, UBS Securities LLC, as Syndication Agent, Wells Fargo Bank, National Association, Comerica Bank and Wachovia Bank, National Association, as Co-Documentation Agents and as lenders, and other lenders.